                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               CIRRUS LOGIC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                           [CIRRUS LOGIC LETTERHEAD]



June 20, 2001


To our Stockholders:

     I am pleased to invite you to attend the annual meeting of stockholders of Cirrus Logic, Inc. to be held on Wednesday, July 25, 2001, at 1:00 p.m. at the Omni Austin Hotel South Park, 4140 Governor's Row, Austin, Texas 78744.

     Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing a proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

     We appreciate your support of and continued interest in Cirrus Logic.


Sincerely,


David D. French

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
         Notice .............................................................................................   1

         Questions and Answers about the Proxy Materials, Voting Procedures and Annual Meeting ..............   2

         Board Structure and Compensation ...................................................................   6

         Proposal 1:  Election of Directors .................................................................   8

         Proposal 2:  Approval of an Amendment to the Cirrus Logic 1996 Stock Plan ..........................   9

         Proposal 3:  Approval of an Amendment to the Cirrus Logic 1990 Directors' Stock Option Plan ........  15

         Proposal 4:  Approval of an Amendment to the Cirrus Logic 1989 Employee Stock Purchase Plan ........  19

         Proposal 5:  Ratification of Ernst & Young LLP as Independent Auditors .............................  22

         Executive Officers .................................................................................  23

         Stock Ownership ....................................................................................  25

         Executive Compensation and Other Information .......................................................  27

         Compensation Committee Report ......................................................................  32

         Audit Committee Report .............................................................................  35

         Certain Relationships and Related Transactions .....................................................  37

         Stock Performance Graph ............................................................................  37

         Section 16(a) Beneficial Ownership Reporting Compliance ............................................  38

         General Information ................................................................................  38

         Exhibit A .......................................................................................... A-1



    A copy of the Annual Report to Stockholders of Cirrus Logic, Inc., which includes financial statements, is being mailed with this proxy statement.
   You may receive an additional copy of the Annual Report to Stockholders at no charge upon request directed to:

                         Cirrus Logic Investor Relations
                  4210 S. Industrial Blvd., Austin, Texas 78744
            telephone: (510) 226-2112; email: invest@corp.cirrus.com.
            Financial reports may also be accessed on our Web site at
                                 www.cirrus.com.

                              [CIRRUS LOGIC LOGO]


                          ANNUAL STOCKHOLDERS' MEETING

                                  JULY 25, 2001
                             YOUR VOTE IS IMPORTANT

                                     NOTICE


Cirrus Logic, Inc. (the "Company") will hold its 2001 Annual Meeting of Stockholders as follows:

Wednesday, July 25, 2001
1:00 P.M.
Omni Austin Hotel South Park
4140 Governor's Row
Austin, Texas 78744

At the meeting, stockholders will vote to:

(i)      elect six Cirrus Logic directors for one-year terms;

(ii) approve an amendment to the Cirrus Logic 1996 Stock Plan, increasing the number of shares of Cirrus Logic common stock available for grant under the plan by 3,300,000 shares;

(iii) approve an amendment to the Cirrus Logic 1990 Directors' Stock Plan, increasing the number of shares of Cirrus Logic common stock available for grant under the plan by 150,000 shares;

(iv) approve an amendment to the Cirrus Logic 1989 Employee Stock Purchase Plan, increasing the number of shares of Cirrus Logic common stock available to purchase under the plan by 200,000 shares;

(v)      ratify the appointment of Ernst & Young LLP as independent auditors;
         and

(vi)     consider such other business as may properly come before the meeting.

You can vote four different ways. You can vote by attending the meeting, by telephone, by the Internet, or by proxy card. For specific voting information, please see "Questions and Answers About the Proxy Materials, the Annual Meeting and the Voting Procedures" on page 2.

Stockholders of record at the close of business on June 6, 2001, are entitled to vote. On that day, approximately 73.6 million shares of Cirrus Logic common stock were issued and outstanding. Each share entitles the holder to one vote.

The Board asks you to vote in favor of each of the proposals. This Proxy Statement provides you with detailed information about each proposal. We are also using this Proxy Statement to discuss our compensation practices and philosophy.

We encourage you to read this Proxy Statement carefully. In addition, you may obtain information about Cirrus Logic from the Annual Report to Stockholders included with this mailing and from documents that we have filed with the Securities and Exchange Commission.



  This Notice and Proxy Statement is dated June 20, 2001, and was first mailed to stockholders on June 22, 2001.

                  QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS,
                    THE ANNUAL MEETING AND VOTING PROCEDURES



Q:   WHY AM I RECEIVING THESE MATERIALS?

A: We are providing these proxy materials for you in connection with the annual meeting of stockholders to take place on July 25, 2001. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:   WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2001 Annual Report to Stockholders for the fiscal year ended March 31, 2001 is also enclosed.

Q:   WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A:   There are five proposals scheduled to be voted on at the meeting:

     o    the election of six directors;

     o the approval of an amendment to the Cirrus Logic 1996 Stock Plan, increasing the number of shares of Company common stock available for grant under the Plan by 3,300,000 shares;

     o the approval of an amendment to the Cirrus Logic 1990 Directors' Stock Plan, increasing the number of shares of Company common stock available for grant under the Plan by 150,000 shares;

     o the approval of an amendment to the 1989 Employee Stock Purchase Plan, increasing the number of shares of Company common stock available for purchase under the Plan by 200,000 shares; and

     o the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company.

Q:   WHAT IS CIRRUS LOGIC'S VOTING RECOMMENDATION?

A: Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" each of the other proposals.

Q:   WHAT SHARES OWNED BY ME CAN BE VOTED?

A: All shares owned by you as of the close of business on June 6, 2001 (the "Record Date"), may be voted by you. These shares include (1) shares held directly in your name as the stockholder of record, including shares purchased through Cirrus Logic's Employee Stock Purchase Plan, and (2) shares held for you as the beneficial owner through a stockbroker or bank.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Most Cirrus Logic stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     STOCKHOLDER OF RECORD

     If your shares are registered directly in your name with the Company's transfer agent, EquiServe Trust Company, N.A. ("EquiServe"), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Cirrus Logic. As the stockholder of record, you have the right to grant your voting proxy directly to Cirrus Logic or to vote in person at the meeting. We have enclosed a proxy card for you to use.

     BENEFICIAL OWNER

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee that is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:   HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

     Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:   HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

     BY INTERNET--If you have Internet access, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card.

     BY TELEPHONE--If you live in the United States or Canada, you may submit your proxy by following the "Vote by Phone" instructions on the proxy card.

     BY MAIL--You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "How Are Votes Counted?"

Q:   CAN I CHANGE MY VOTE?

A: You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this change by granting a new proxy bearing a later date (that automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically request it to be revoked. For shares held beneficially by you, you may accomplish this change by submitting new voting instructions to your broker or nominee.

Q:   HOW ARE VOTES COUNTED?

A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the Company's nominees to the Board, "FOR" all other items described in this proxy statement and in the discretion of the proxy holders on any other matters that properly come before the meeting).

Q:   WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A: In the election of directors, the six persons receiving the highest number of "FOR" votes will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in "What is the quorum requirement for the meeting?" below. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Q:   WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
     CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:   HOW CAN I OBTAIN AN ADMISSION TICKET FOR THE MEETING?

A: Two cut-out admission tickets are included on the back of this proxy statement. A limited number of tickets are available for additional joint owners. To request additional tickets, please contact the Cirrus Logic Corporate Secretary at our headquarters. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record as of the close of business on June 6, 2001, and bring proof of identification. If you hold your shares through a stockbroker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of June 6, 2001.

Q:   WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of the fiscal year ending March 31, 2002.

Q:   WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the five proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Robert W. Fay, Cirrus Logic's Vice President and Chief Financial Officer, Steven D. Overly, Senior Vice President, Administration, General Counsel and Secretary, and Stephanie Lucie, Vice President and Assistant Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:   WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?

A: Each share of our common stock outstanding as of the Record Date is entitled to one vote on all items being voted upon at the annual meeting. On the Record Date, we had approximately 73.6 million shares of common stock issued and outstanding.

Q:   WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted and present in person or represented by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote such shares.

Q:   IS CUMULATIVE VOTING PERMITTED FOR THE ELECTION OF DIRECTORS?

A:   No.

Q:   WHO WILL COUNT THE VOTES?

A: A representative of EquiServe will tabulate the votes and act as the inspector of the election.

Q:   IS MY VOTE CONFIDENTIAL?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Cirrus Logic or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Cirrus Logic management.

Q:   WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A: The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet or by telephone, however, you are responsible for Internet access or telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Georgeson Shareholder Communications Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson a fee of $6,500 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A:   You may submit proposals for consideration at future stockholder meetings.

     STOCKHOLDER PROPOSALS: In order for a stockholder proposal to be considered for inclusion in Cirrus Logic's proxy statement for next year's annual meeting, the written proposal must be received by the Company no later than February 22, 2002. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by Cirrus Logic no later than February 22, 2002, and shall contain such information as required under our Bylaws.

     COPY OF BYLAW PROVISIONS: You may contact the Cirrus Logic Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.


                        BOARD STRUCTURE AND COMPENSATION

     Our Board currently has seven directors and the following three committees:
Audit, Compensation and Governance. The membership and the function of each committee are described below. During the fiscal year ended March 31, 2001, the Board held seven meetings and each director attended at least 85% of all Board and applicable committee meetings. The members of the committees are identified in the following table:

NAME OF DIRECTOR                           AUDIT                  COMPENSATION                GOVERNANCE
----------------                           -----                  ------------                ----------
Non-Employee Directors:
D. James Guzy                                X
Michael L. Hackworth                                                   X                        Chair
Harold J. Raveche                            X                                                    X
Walden C. Rhines                                                     Chair                        X
Robert H. Smith                            Chair                       X                          X
Employee Directors:
Suhas S. Patil
David D. French
Number of Meetings in                        5                         2                          0
Fiscal Year Ended March 31, 2001

AUDIT COMMITTEE

     The Audit Committee is composed of three independent directors who review our auditing, accounting, financial reporting and internal control functions and select our independent auditors. In addition, the committee monitors the non-audit services of our independent auditors. In discharging its duties, the
Committee:

o reviews and approves the scope of the annual audit and the independent auditors' fees;

o meets independently with our independent auditors and our senior management; and

o reviews the general scope of our accounting, financial reportings, annual audit and matters relating to internal control systems, as well as the results of the annual audit.

For additional information relating to the Audit Committee, see the Report of the Audit Committee of the Board of Directors on page 35 of this proxy statement.

COMPENSATION COMMITTEE

     The Compensation Committee determines, approves and reports to the Board all elements of compensation for our executive officers including bonuses, as described below in pages 32 through 35 of this proxy statement.

GOVERNANCE COMMITTEE

     The Governance Committee meets or takes written action on special projects designated by the Board from time to time.


                       DIRECTOR COMPENSATION ARRANGEMENTS

     The following table provides information on Cirrus Logic's compensation and reimbursement practices for non-employee directors during fiscal year ended March 31, 2001. Directors who are employed by the Company do not receive any compensation for their Board activities.

      Quarterly Director Retainer............................................... $ 6,250
      Board Meeting Attendance Fees (per day in attendance)..................... $ 2,000
      Special Telephonic Board Meeting Attendance Fees.......................... $   500
      Committee Meeting Attendance Fees......................................... $   250

                            PROPOSALS TO BE VOTED ON

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


     There are six nominees for election to our Board this year. All of the nominees have served as directors since the last annual meeting. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected. There are no family relationships among our executive officers and directors.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES.

VOTE REQUIRED

     The six persons receiving the highest number of votes represented by outstanding shares of common stock present or represented by proxy and entitled to vote will be elected. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other effect.

INFORMATION ABOUT NOMINEES

MICHAEL L. HACKWORTH
Director since 1985

MICHAEL L. HACKWORTH, age 60, is currently Chairman of the Board of Cirrus Logic, a position he has held since July 1997. He served as President and Chief Executive Officer from January 1985 to June 1998, and continued to serve as Chief Executive Officer until February 1999. Mr. Hackworth served as President and Chief Executive Officer of Aspirian (a private company) from June 1999 to September 1999.

DAVID D. FRENCH
Director since 1999

DAVID D. FRENCH, age 44, is the President and Chief Executive Officer of Cirrus Logic. Mr. French joined the Company in June 1998 as President and Chief Operating Officer, and assumed additional duties with his appointment as Chief Executive Officer in February 1999. As President and CEO, Mr. French oversees worldwide operations and corporate functions. Formerly a Vice President and General Manager for Analog Devices from February 1988 to June 1998, Mr. French has worked in the semiconductor industry for more than 20 years, mostly as a manager of businesses focused on embedded applications.

D. JAMES GUZY
Director since 1984

D. JAMES GUZY, age 65, is Chairman of SRC Computer Corporation, a developer of computer systems. He is also Chairman of the Board of PLX Technology, Incorporated and he has served as president of the Arbor Company, a limited partnership involved in the electronics and computer industry, since 1969. Mr. Guzy is also a director of Intel Corporation, Micro Component Technology, Inc., Novellus Systems, Inc., Davis Selected Group of Mutual Funds and Alliance Capital Management Technology Fund.

SUHAS S. PATIL
Director since 1984

SUHAS S. PATIL, age 56, a founder of Cirrus Logic's predecessor company in 1981, and a founder of Cirrus Logic in 1984, was appointed Chairman Emeritus in July 1997. Prior to that time, he served as Chairman of the Board from 1984 to July 1997, and has held various offices within Cirrus Logic.

WALDEN C. RHINES
Director since 1995

WALDEN C. RHINES, age 54, is the Chairman and Chief Executive Officer and a director of Mentor Graphics Corporation, a maker of electronic design automation products. Mr. Rhines has been employed by Mentor Graphics since 1993. He is also a director of TriQuint Semiconductor.

ROBERT H. SMITH
Director since 1990

ROBERT H. SMITH, age 64, is the Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary of Novellus Systems, Inc., a capital equipment manufacturer. Mr. Smith joined Novellus in 1995.



                                 PROPOSAL NO. 2

                  APPROVAL OF AMENDMENT TO 1996 STOCK OPTION PLAN


     The Company's stockholders are being asked to approve an amendment to the 1996 Stock Plan (the "1996 Plan"), which will increase the number of shares of the Company's common stock reserved for issuance under the 1996 Plan by an additional 3,300,000 shares. This proposed number represents less than 5% of the number of shares of common stock of the Company issued and outstanding on April 30, 2001.

     The Board of Directors believes the amendment is imperative to assure that a sufficient reserve of the Company's common stock remains available for issuance under the 1996 Plan to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals essential to the Company's long-term growth and financial success. Equity incentives play a significant role in the Company's efforts to remain competitive in the market for talented individuals in a high-tech and highly competitive environment. The Company relies on these incentives as means to attract and retain highly qualified individuals in the positions vital to the Company's success.

     In addition, the Company has acquired other companies in the past, and anticipates future acquisitions. It is important that the Company be able to offer equity incentives to employees of the companies acquired so that they remain incented after the acquisition has been completed.

     The recent decline in the stock market, particularly affecting high tech companies, has negatively impacted the Company. As of April 30, 2001, of the 9,246,009 shares of common stock that were subject to outstanding options under the 1996 Plan, 5,580,700 options, or approximately 60% of all options outstanding under the 1996 Plan, were underwater. This means that the exercise price of 60% of the options outstanding was higher than the Company's stock price as quoted on NASDAQ. In addition, as of April 30, 2001, over 50% of all options outstanding under all of the Company's option plans were underwater. This means that the exercise price of over 50% of all options outstanding was higher than the Company's stock price as quoted on NASDAQ. Declining stock market prices make retention more difficult, as prior equity grants contain less value and key employees pursue equity opportunities elsewhere, where their initial stock option grant is competitive in the current market environment.

     The Company has evaluated alternative ways to incent employees, such as repricing options, but has decided against any of these alternatives. The Company feels it is imperative to be able to continue to grant options to employees to remain competitive in its industry and its geographic location.

     The following is a summary of the principal features of the 1996 Plan, as most recently amended. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company at 4210 S. Industrial Drive, Austin, Texas 78744.

     The amendment was adopted by the board of directors on April 25, 2001, subject to stockholder approval at the annual meeting. Proposal 2 seeks stockholder approval of this amendment.

EQUITY INCENTIVE AWARDS

     Two types of awards may be made under the 1996 Plan: (i) stock options and
(ii) stock purchase rights. The principal features of each award are described below. The Compensation Committee of the Board has the exclusive authority to grant stock options and issue stock purchase rights to the Company's executive officers and non-employee Board members and also has the authority to make option grants and issue stock purchase rights to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants and issue stock purchase rights to individuals other than the Company's executive officers and non-employee Board members.

     The term "1996 Plan Administrator," as used in this summary, means the Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1996 Plan.

SHARE RESERVE

     12,000,000 shares of the Company's common stock have been reserved for issuance over the term of the 1996 Plan, not including the 3,300,000 shares of common stock subject to this Proposal.

     As of April 30, 2001, 9,246,009 shares of common stock were subject to outstanding options under the 1996 Plan, 1,089,656 shares of common stock had been issued under the 1996 Plan, and 1,623,273 shares of common stock remained available for future issuance.

     No employee may receive option grants for more than 400,000 shares of common stock in the aggregate per fiscal year other than in connection with the employee's initial employment, for which option grants to purchase an additional 800,000 shares may be authorized. Stockholder approval of this Proposal will also constitute a reapproval of the 400,000-share limitation for purposes of Internal Revenue Code Section 162(m). The aggregate number of shares subject to stock purchase rights may not exceed 1,200,000 shares.

     The shares of common stock issuable under the 1996 Plan may be drawn from shares of the Company's authorized but unissued shares of such common stock or from shares of such common stock reacquired by the Company, including shares repurchased on the open market.

     In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and per employee) under the 1996 Plan and the securities and the exercise price per share in effect under each outstanding option.

ELIGIBILITY

     Employees (including officers) and independent consultants in the service of the Company and its subsidiaries (whether now existing or subsequently established) are eligible to participate in the 1996 Plan. Non-employee Board members who are paid only a director's fee or who the Company does not compensate for their services are ineligible to participate in the 1996 Plan.

     As of April 30, 2001, each of the executive officers, two employee Board members, and approximately 1,312 other employees and consultants were eligible to participate in the 1996 Plan.

VALUATION

     The fair market value per share of common stock on any relevant date under the 1996 Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On April 30, 2001, the fair market value per share determined on such basis was $16.26.

DISCRETIONARY OPTION GRANTS

     The 1996 Plan Administrator has complete discretion under the 1996 Plan to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

     Each granted option will have an exercise price per share determined by the 1996 Plan Administrator, but the exercise price will not be less than the fair market value of the shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares (in most cases, 90 days). The 1996 Plan Administrator has discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

STOCK PURCHASE RIGHTS

     Stock purchase rights may be issued at a price per share determined by the 1996 Plan Administrator. A stock purchase right gives the purchaser a period of no longer than 90 days from the date of grant to accept the offer. A stock purchase right is accepted by the execution of a restricted stock purchase agreement between the Company and the purchaser. Unless the 1996 Plan Administrator determines otherwise, the restricted stock purchase agreement shall give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for any shares repurchased by the Company shall be the original price paid by the purchaser. The repurchase option lapses at a rate determined by the Administrator.

ACCELERATION

     In the event that the Company is acquired by merger or asset sale, each outstanding option may be assumed or equivalent options may be substituted by the successor corporation. If the successor corporation does not assume the options or substitute an equivalent option, then the option that is not to be assumed or replaced will automatically accelerate in full, and all unvested shares outstanding under options or stock purchase rights will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation.

     In the event of the proposed dissolution or liquidation of the Company, the 1996 Plan Administrator has the discretion to accelerate outstanding options or stock purchase rights for a period ending ten days prior to the transaction.

FINANCIAL ASSISTANCE

     The 1996 Plan Administrator may provide for payment of consideration to exercise outstanding options with promissory notes, shares of common stock (owned for more than six months), reduction of Company indebtedness to the optionee, a same day exercise/sale program through a designated broker, or any other valid legal consideration.

AMENDMENT AND TERMINATION

     The Board may amend or modify the 1996 Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the 1996 Plan will terminate on the earliest of (i) May 20, 2006, (ii) the date on which all shares available for issuance under the 1996 Plan have been issued as fully-vested shares, or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

FEDERAL INCOME TAX CONSEQUENCES

     Options granted under the 1996 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-statutory options, which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will, in general, be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     The tax principles applicable to stock purchase rights under the 1996 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will, in general, be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company anticipates that any compensation deemed paid by it in connection with the disqualifying dispositions of incentive stock option shares, or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Section 162(m).

ACCOUNTING TREATMENT

     Under the current accounting principles in effect for equity incentive programs such as the 1996 Plan, the option grants under the 1996 Plan will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a diluted basis.

NEW PLAN BENEFITS

     No stock options have been granted, and no shares of common stock have been issued, on the basis of the share increase that is the subject of this Proposal.

STOCKHOLDER APPROVAL

     The affirmative vote of at least a majority of the outstanding shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required for approval of the amendment to the 1996 Plan. Should such stockholder approval not be obtained, then the 3,300,000 share increase to the share reserve under the 1996 Plan will not be implemented. The 1996 Plan will, however, continue in effect, and option grants and stock purchase rights may continue to be made under the 1996 Plan until all the shares available for issuance under the 1996 Plan have been issued pursuant to such option grants and direct stock issuances.

STOCK AWARDS

     The following table sets forth information with respect to options granted to each of the executive officers named in the Summary Compensation Table of the Executive Compensation section of this proxy statement, the number of shares of common stock subject to option grants made under the 1996 Plan from March 26, 2000 through March 31, 2001, together with the weighted average exercise price payable per share. In addition, the table provides information regarding grants of restricted stock purchase rights during the same period.


                               OPTION TRANSACTIONS

                                                                               NUMBER OF
                                                                                 SHARES
                                                                               UNDERLYING       WEIGHTED AVERAGE
                                                                                OPTIONS          EXERCISE PRICE
NAME AND POSITION                                                             GRANTED (#)        PER SHARE ($)
-----------------                                                             -----------       ----------------
David D. French ...........................................................        300,000           24.34
    President, Chief Executive Officer, and Director Nominee
Terry Leeder ..............................................................         75,000           21.98
    Vice President, Sales
Robert V. Dickinson (1) ...................................................         75,000           21.98
    Vice President and General Manager, Optical Storage Division
Robert W. Fay .............................................................         70,000           28.03
    Vice President and Chief Financial Officer
Jason Carlson .............................................................         50,000           32.56
    Vice President and General Manager, Crystal Products Division
All executive officers as a group (11) ....................................      1,017,000           25.06
All other employees who received options as a group (1,274) ...............      5,727,139           26.84

----------
(1)  Mr. Dickinson's employment terminated on April 13, 2001.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 1996 PLAN BY AN ADDITIONAL 3,300,000 SHARES.


                                 PROPOSAL NO. 3

           APPROVAL OF AMENDMENT TO 1990 DIRECTORS' STOCK OPTION PLAN

     The Company's stockholders are being asked to approve an amendment to the 1990 Directors' Stock Option Plan (the "Directors' Plan"), which will increase the number of shares of the Company's common stock reserved for issuance under the Directors' Plan by an additional 150,000 shares.

     The Directors' Plan was adopted by the Board of Directors in January 1990 and approved by the stockholders in July 1990. A total of 240,000 shares of Common Stock were initially reserved for issuance thereunder. Subsequent amendments to the Directors' Plan increased the shares reserved to a total of 470,000.

     On April 25, 2001, the Board of Directors approved an amendment to increase the shares reserved for issuance under the Directors' Plan by an additional 150,000 shares, bringing the total number of shares reserved for issuance under the Directors' Plan to 620,000, if approved by the shareholders. In addition, the Board of Directors approved an amendment to the Directors' Plan to increase the annual automatic grant made to each outside director from 5,000 options to 10,000 options. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary of the Company at 4210 S. Industrial Drive, Austin, Texas 78744.

     Proposal 3 seeks stockholder approval of these amendments.

ADMINISTRATION

     The Directors' Plan is administered by the Board of Directors. All options under the Directors' Plan shall be either automatic options or special options. The timing of the grant of automatic options is determined by the Directors' Plan and no discretion is permitted. The grant of special options shall be made at the discretion of the Board (exclusive of the optionee); provided, however, that no special option shall become exercisable unless approved by the stockholders of the Company. No member of the Board may vote on the grant of any option that relates to himself.

ELIGIBILITY

     Only non-employee Directors ("Outside Directors") may participate in the Directors' Plan. As of March 31, 2001, there were four Outside Directors eligible to participate in this plan.

AUTOMATIC OPTION GRANTS

     Each Outside Director is automatically granted an initial option to purchase 25,000 shares of Common Stock upon the date such person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy. Each Outside Director automatically receives, upon his annual reelection to the Board, an additional option to purchase 10,000 shares of Common Stock.

SPECIAL OPTION GRANTS

     Grants of special options shall be made at the discretion of the Board (exclusive of the optionee); provided, however, that no special option shall become exercisable unless approved by the stockholders of the Company.

TERMS OF OPTIONS

     Options granted under the Directors' Plan shall have a term of ten years and are exercisable only while the Outside Director remains an Outside Director of the Company or within seven months of the date the Outside Director ceases to serve as a Director. The exercise price of automatic options is 100% of the fair market value per share on the date of grant of the option. The exercise price of the special options shall be as determined by the Board (subject to stockholder approval of the grant) and may be less than 100% of fair market value.

     Initial automatic options are immediately exercisable and subject to repurchase by the Company as to any unvested shares upon cessation of status as an Outside Director. The Shares subject to the initial automatic option vest cumulatively as to one-quarter of the aggregate number of shares on the first annual anniversary of the date of grant and as to one forty-eighth of the total shares each month thereafter; provided, however, that if the optionee ceases to serve as an Outside Director of the Company, vesting ceases as of the date of termination. Annual automatic options are fully vested on the date of grant and are immediately exercisable. Special options shall be subject to vesting as determined by the Board of Directors and approved by the stockholders.

     Options granted under the Directors' Plan are intended to comply with Rule 16b-3 (or any successor rule) and shall contain any such additional conditions or restrictions as may be required to qualify for the maximum exemption from
Section 16 of the Securities Exchange Act with respect to Directors' Plan transactions.

EXERCISE OF OPTIONS

     An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased, and tendering payment to the Company of the purchase price. The payment shall consist entirely of cash, check, other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), or any combination of such methods of payment.

DISABILITY OF OPTIONEE

     If an Outside Director ceases to serve as a Director or is unable to continue his service as a Director with the Company as a result of total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue
Code), the Outside Director may exercise the option, but only within seven months after the date he ceases to be a Director of the Company, and only to purchase vested shares. To the extent that he was not entitled to exercise an option at the date of such termination, or if he does not exercise such option (which he or she was entitled to exercise) within the time specified herein, the option shall terminate.

DEATH OF OPTIONEE

     If the optionee dies during the term of the option and the optionee was, at the time of his death, an Outside Director of the Company and who shall have been in continuous status as a Director since the date of grant of the option, the option may be exercised, at any time within seven months following the date of death, by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the shares that had vested at the date of death.

     If the optionee dies within seven months after the termination of continuous status as a Director, then the option may be exercised, at any time within seven months following the termination of the optionee's continuous status as a Director, or three months after the date of death, whichever is later, by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the shares that had vested at the date of termination.

CAPITALIZATION CHANGES

     In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of Common Stock, proportionate adjustments will be made by the Company in the shares subject to purchase and in the price per share.

EFFECT OF LIQUIDATION, DISSOLUTION, SALE OF ASSETS OR MERGER

     In the event of a liquidation or dissolution of the Company, all options will terminate immediately before consummation of such event. In the event of a proposed sale of all or substantially all of the assets of the Company, or merger of the Company with or into another corporation, all options shall be assumed or equivalent options shall be substituted, by such successor corporation or a parent or subsidiary of such successor corporation. If such successor corporation refuses to assume the option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide that the optionee shall have the right to exercise the option as to all of the optioned shares, including shares as to which the option would not otherwise be exercisable, or that the restrictions on unvested shares shall be removed, as the case may be. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the optionee that the option shall be fully exercisable for a period of 15 days from the date of such notice, and the option will terminate upon the expiration of such period.

AMENDMENT AND TERMINATION

     The Board of Directors may amend, alter, suspend or discontinue the Directors' Plan; provided, however, that the terms of automatic options may not be amended more than once in any six-month period. The Company shall obtain stockholder approval of any Directors' Plan amendment that is required to comply with Rule 16b-3. No action by the Board may affect options already granted under the Directors' Plan without the consent of the optionee. The Directors' Plan will terminate on January 16, 2010, unless terminated earlier by the Board.

FEDERAL INCOME TAX CONSEQUENCES

     Options granted under the Directors' Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income, generally measured by the excess of the then fair market value of the shares of Common Stock purchased over the purchase price. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as taxable income as provided above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

STOCKHOLDER APPROVAL

     The affirmative vote of at least a majority of the outstanding shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required for approval of the amendment to the Directors' Plan. Should such stockholder approval not be obtained, then the 150,000 share increase to the share reserve under the Directors' Plan will not be implemented, any stock options granted under this plan on the basis of such increase will immediately terminate without ever becoming exercisable for the shares of common stock subject to those options, and no additional options or stock purchase rights will be made on the basis of such increase. The Directors' Plan will, however, continue in effect, and option grants and stock purchase rights may continue to be made under this plan until all the shares available for issuance under the plan have been issued pursuant to such option grants and direct stock issuances.

PARTICIPATION IN THE DIRECTORS' PLAN

     The grant of options under the Directors' Plan is determined by the Directors' Plan with respect to automatic options and is subject to the individual director's election, appointment or reelection to the Board. The grant of special options is at the discretion of the Board of Directors and the approval of the stockholders of the Company. Only Outside Directors are eligible to participate in the Directors' Plan. The following table sets forth information with respect to options granted under the Directors' Plan from March 26, 2000 through March 31, 2001 to the current Outside Directors. The term of all options outstanding under the Option Plan is ten years from date of grant.

                               OPTION TRANSACTIONS


                                                                                                   WEIGHTED
                                                                                 SHARES             AVERAGE
                                                                               SUBJECT TO        EXERCISE PRICE
                                                                                 OPTIONS           PER SHARE
NAME (OR GROUP) AND POSITION                                                   GRANTED (#)          ($/SH.)
----------------------------                                                   -----------      ----------------
Michael L. Hackworth .......................................................            0              N/A
     Chairman of the Board and Director Nominee
D. James Guzy ..............................................................        5,000              44.125
     Director Nominee
Harold J. Raveche ..........................................................       25,000              44.125
     Director
Walden C. Rhines ...........................................................        5,000              44.125
     Director Nominee
Robert H. Smith ............................................................        5,000              44.125
     Director Nominee
All current Outside Directors as a group (5 persons) .......................       40,000              44.125


     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO AMEND THE DIRECTORS' STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 1996 DIRECTORS' PLAN BY AN ADDITIONAL 150,000 SHARES.

                                 PROPOSAL NO. 4

              APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN


     The Company's stockholders are being asked to approve an amendment to the Second Amended and Restated 1989 Employee Stock Purchase Plan (the "Purchase Plan"), which will increase the number of shares of the Company's common stock reserved for issuance under the Purchase Plan by an additional 200,000 shares.

     The Purchase Plan was adopted by the Board of Directors in March 1989 and approved by the stockholders in May 1989. A total of 200,000 shares of Common Stock were initially reserved for issuance thereunder. By subsequent amendments to the Purchase Plan, the shares reserved have been increased to 5,600,000 shares. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary of the Company at 4210
S. Industrial Drive, Austin, Texas 78744.

     On April 25, 2001, the Board of Directors approved an amendment to the Purchase Plan to further increase the aggregate number of shares authorized for issuance thereunder by 200,000 shares, bringing the total number of shares reserved under the Purchase Plan to 5,800,000 shares. Proposal 4 seeks stockholder approval of this amendment.

     The Board considers the increase in shares necessary to meet the Company's current needs. The Board further believes that the Purchase Plan is an integral component of the Company's benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through the acquisition of the Company's Common Stock. In addition, the Purchase Plan plays an important part in employee retention, which is essential for the Company to remain competitive, particularly when many other high-tech companies provide this type of program. As of April 30, 2001, approximately 621, or 47%, of the Company's eligible employees were participating in the Purchase Plan.

ADMINISTRATION

     The Purchase Plan is administered by the Compensation Committee of the Board of Directors.

ELIGIBILITY

     Only employees may participate in the Purchase Plan. For this purpose, an "employee" is any person who is regularly employed at least 20 hours per week and five months per calendar year by the Company or any of its majority-owned subsidiaries. No employee shall be permitted to subscribe for shares under the Purchase Plan if, immediately upon purchase of the shares, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries (including stock issuable upon exercise of options held by him or her), nor shall any employee be granted an option that would permit him or her to buy more than $25,000 worth of stock under the Purchase Plan in any calendar year.

OFFERING PERIOD

     There is generally one offering under the Purchase Plan during each six month period. Since 1994, the offering periods have coincided with the accounting and payroll schedules and include 13 pay periods per offering. The current offering will end on June 30, 2001. The first day of an offering period is referred to as the "Offering Date." The last day of an offering period is referred to as the "Exercise Date."

PURCHASE PRICE

     The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the Offering Date or (ii) 85% of the fair market value of a share of Common Stock on the Exercise Date. The fair market value of the Common Stock on a given date shall be the closing price as reported in the Wall Street Journal.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions over the offering period. The Purchase Plan provides that the aggregate of such payroll deductions during the offering period shall not exceed 15 percent of total compensation during said offering period. However, beginning with the offering of July 1, 1990, each participant was limited to ten percent of base compensation and the right to purchase a maximum of 500 shares in each offering. Such restrictions will apply until the Compensation Committee takes further action. During the offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease but not increase the rate of payroll deductions.

     All payroll deductions made for a participant are credited to the participant's account under the Purchase Plan and are included with the general funds of the Company. Funds received upon sales of stock under the Purchase Plan are used for general corporate purposes.

WITHDRAWAL

     A participant may terminate his or her interest in a given offering by signing and delivering to the Company a notice of withdrawal from the Purchase Plan at least 15 days prior to the Exercise Date of the offering period.

TERMINATION OF EMPLOYMENT

     Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant or his or her heirs.

CAPITALIZATION CHANGES

     In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as stock splits or stock dividends, resulting in an increase or decrease in the number of outstanding shares of Common Stock, proportionate adjustments will be made by the Company in the shares subject to purchase and in the price per share.

EFFECT OF LIQUIDATION, DISSOLUTION, SALE OF ASSETS OR MERGER

     In the event of liquidation or dissolution of the Company, an employee's participation in the Purchase Plan will be terminated immediately before consummation of such event unless otherwise provided by the Board. In the event of a sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, the employee's rights may be satisfied by assumption of the Company's obligations by such acquiring or successor corporation. If such corporation refuses to assume those obligations, the Board shall allow the immediate exercise of the employee's rights for fifteen days, after which the employee's rights under the Purchase Plan shall terminate.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board may at any time amend or terminate the Purchase Plan, except that no such termination shall affect options previously granted and no amendment shall make any change in an option granted prior thereto that adversely affects the rights of any participant. Under the Purchase Plan, an amendment to increase the number of shares reserved for issuance requires the approval of the stockholders of the Company. The Plan will terminate in March 2009, unless terminated earlier by the Board.

FEDERAL INCOME TAX CONSEQUENCES

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the Offering Date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the Offering Date. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this two-year holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any further gain or any loss on such sale or disposition will be treated as capital gain or loss. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above and subject to the limitation on deductibility set forth in Section 162(m) of the Code.

STOCKHOLDER APPROVAL

     The affirmative vote of at least a majority of the outstanding shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required for approval of the amendment to the Purchase Plan. Should such stockholder approval not be obtained, then the 200,000 share increase to the share reserve under the Purchase Plan will not be implemented. The Purchase Plan will, however, continue in effect, and shares may be purchased under this plan until all of the shares available under the plan have been purchased.

PARTICIPATION IN THE PURCHASE PLAN

     Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her respective determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan cannot be determined. The following table sets forth information with respect to the shares purchased from March 26, 2000 through March 31, 2001 by (i) the executive officers named in the Summary Compensation Table , (ii) all current executive officers as a group, and (iii) all other employees as a group who participated in the Purchase Plan.

                                 STOCK PURCHASES

                                                                            NUMBER OF
                                                                              SHARES                DOLLAR
NAME AND POSITION                                                          PURCHASED (#)          VALUE (1)
-----------------                                                          -------------          ----------
David D. French ......................................................           1,000                 4,767
     President and Chief Executive Officer
Terry Leeder .........................................................           1,000                 4,767
     Vice President, Sales
Robert V. Dickinson (2) ..............................................               0                   N/A
     Vice President, Optical Storage Division
Jason Carlson ........................................................               0                   N/A
     Vice President and General Manager,
     Crystal Products Division
All current participating executive officers as a group
     (10 persons) ....................................................           5,348                24,843
All other employees as a group (536 persons) .........................         243,398             1,083,599

----------
(1) Market value on the date of purchase, minus the purchase price under the Purchase Plan.

(2)  Mr. Dickinson's employment terminated on April 13, 2001.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PURCHASE PLAN BY AN ADDITIONAL 200,000 SHARES.


                                 PROPOSAL NO. 5

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as Cirrus Logic's independent auditors to audit Cirrus Logic's consolidated financial statements for the fiscal year ending March 31, 2002. During fiscal year ended March 31, 2001, Ernst & Young LLP served as Cirrus Logic's independent auditors and also provided certain tax services. A representative of Ernst & Young LLP is expected to attend the meeting and be available to respond to questions and, if they desire, to make a statement.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS CIRRUS LOGIC'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2002.

     If the appointment is not ratified, our Board will consider whether it should select other independent auditors. Ratification of the appointment of Ernst & Young LLP as Cirrus Logic's independent auditors for fiscal year ending March 31, 2002, requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

                                  OTHER MATTERS


     The Company knows of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                             ADDITIONAL INFORMATION

                               EXECUTIVE OFFICERS


JASON CARLSON - VICE PRESIDENT AND GENERAL MANAGER, CRYSTAL PRODUCTS DIVISION

Mr. Carlson, age 39, joined the Company in January 2000 as Vice President and General Manager of the newly formed Consumer Audio Products Division. Prior to joining Cirrus Logic, he was employed at AudioLogic, Inc. from June 1994 until it was acquired by Cirrus Logic in July 1999, most recently as President and Chief Executive Officer.

CRAIG H. ENSLEY - VICE PRESIDENT, CORPORATE MARKETING

Mr. Ensley, age 51, was elected Vice President, Corporate Marketing, in March 1999. He was Vice President and General Manager, Flat Panel Electronics Division, from April 1997 to February 1999. Previously, he served as Vice President of our subsidiary, Crystal Semiconductor Corporation, from 1993.

ROBERT W. FAY - VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Mr. Fay, age 54, joined the Company in November 1999 as Vice President of Finance and was promoted in April 2000 to Vice President, Chief Financial Officer, Treasurer and Secretary. In December 2000, his title changed to Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Fay worked at Harris Corporation from May 1978 to November 1999, most recently as Vice President, Mergers & Acquisitions.

DAVID D. FRENCH - CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR NOMINEE

Mr. French, age 44, is the President and Chief Executive Officer of Cirrus Logic. Mr. French joined the Company in June 1998 as President and Chief Operating Officer, and assumed additional duties with his appointment as Chief Executive Officer in February 1999. As President and CEO, Mr. French oversees worldwide operations and corporate functions. Formerly a Vice President and General Manager for Analog Devices from February 1988 to June 1998, Mr. French has worked in the semiconductor industry for more than 20 years, mostly as a manager of businesses focused on embedded applications.

ROBERT A. KROMER - VICE PRESIDENT AND GENERAL MANAGER, STORAGE PRODUCTS DIVISION

Mr. Kromer, age 51, joined the Company in July 1998 as Vice President, Sales, Mass Storage Products. He became Vice President and General Manager of the Magnetic Storage Products Division in April 2000. Prior to joining the Company, he served as Vice President, Worldwide Sales, at Precedence, a division of Mentor Graphics, from September 1997 to July 1998. Prior to that position, he was Vice President and Acting President of North America for GEC Plassey Semiconductor since 1990.

TERRY LEEDER - VICE PRESIDENT, SALES

Mr. Leeder, age 52, joined the Company as Vice President, Worldwide Sales, in June 1999. Prior to joining the Company, he served as President and CEO of Medianix Semiconductor, Inc., a manufacturer of application-specific DSP integrated circuits from June 1994 until June 1999.

STEPHANIE LUCIE - VICE PRESIDENT AND ASSISTANT SECRETARY

Ms. Lucie, age 39, joined the Company in early February 2001 as Vice President and Associate General Counsel, and was elected Assistant Secretary later that month. From January 1999 until January 2001, she served as Vice President, General Counsel and Secretary of AltaVista Company in Palo Alto, California. Prior to that time she was employed at Compaq Computer Corporation, most recently as Vice President and Associate General Counsel.

STEVEN D. OVERLY - SENIOR VICE PRESIDENT, ADMINISTRATION, GENERAL COUNSEL AND SECRETARY

Mr. Overly, age 43, joined the Company in October 2000 as Senior Vice President, Human Resources, and General Counsel. He was elected Secretary of the Company in December 2000, and became Senior Vice President, Administration, and General Counsel, in May 2001. Prior to joining the Company, Mr. Overly worked at International Wireless Communications, Inc. from February 1998, most recently as President. He also worked for six years with Lockheed Martin Telecommunications, a division of Lockheed Martin Corporation, leaving there as Vice President and General Counsel.

MATTHEW R. PERRY, PH.D. - VICE PRESIDENT AND GENERAL MANAGER, CRYSTAL PRODUCTS DIVISION

Mr. Perry, age 38, is Vice President and General Manager of the Embedded Processors Division. He joined the Company in December 1995 as Manager, Strategic Planning and Business Development. He was Director, Marketing, from August 1996 through May 1997, Senior Director, Engineering, from May 1997 through January 1998, and Vice President, Strategic Marketing, from January 1998 through May 1998.

STEVEN E. THOMPSON - VICE PRESIDENT AND TREASURER

Mr. Thompson, age 49, was named Vice President and Treasurer of the Company in March 2001. From May 2000, he served as Treasurer and Senior Director. From January 2000, he served as Senior Director of Tax. Prior to joining the Company, he was the Vice President of Taxes for Tracor, Inc. from June 1994 until October 1998.

                                 STOCK OWNERSHIP

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's common stock as of April 30, 2001 by (i) each person known to the Company to be a beneficial owner of more than 5% of the Company's common stock; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table of the Executive Compensation section of this proxy statement; and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated in the footnotes, the beneficial owner has sole voting and investment power with respect to the securities beneficially owned, subject only to community property laws, if applicable.

                                                                                      SHARES
                                                                                 BENEFICIALLY OWNED
                                                                            ---------------------------
BENEFICIAL OWNER                                                             NUMBER(1)           PERCENT
----------------                                                            -----------          -------
Citigroup, Inc. (2) ......................................................    8,731,528            11.91%
Suhas S. Patil (3), Chairman Emeritus and Director .......................      876,755             1.19%
David D. French (4), Chief Executive Officer and Director ................      639,498                *
Michael L. Hackworth (5), Chairman of the Board ..........................      303,037                *
D. James Guzy (6), Director ..............................................      187,782                *
Jason Carlson (7), Vice President and General Manager,
     Crystal Products Division ...........................................      128,178                *
Terry Leeder (8), Vice President, Sales ..................................      105,998                *
Robert W. Fay (9), Vice President and Chief Financial Officer ............       83,664                *
Robert V. Dickinson (10), Vice President and General Manager,
     Optical Storage Division ............................................       68,088                *
Walden C. Rhines (11), Director ..........................................       26,000                *
Robert H. Smith (12), Director ...........................................       17,292                *
Harold J. Raveche, Director ..............................................            0                *
All executive officers and directors as a group (17 persons) .............    2,956,121             3.94%

----------
*Less than 1% of the outstanding common stock

(1) Percentage ownership is based on approximately 73.3 million shares of common stock issued and outstanding on April 30, 2001. Shares of common stock, which are currently exercisable or will become exercisable within 60 days after April 30, 2001, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(2) The address of Citigroup, Inc. ("Citigroup") is 399 Park Avenue, New York, New York 10043. We obtained information about shares owned by Citigroup from a Schedule 13F-HR filed with the SEC on May 15, 2001. The information reported is as of March 31, 2001. Citigroup reported it has sole investment power over all of the shares, and has sole voting power over 7,109,515 shares, shared voting power over 960 shares, and no voting power over 1,621,053 shares.

(3) Includes (a) 490,000 shares issuable upon exercise of options held by Dr. Patil that are vested and exercisable within 60 days of April 30, 2001, (b) 316,355 shares held by Dr. Patil directly, and (c) 70,400 shares held by family members and trusts for the benefit of family members, with respect to which Dr. Patil does not have voting and investment power and disclaims beneficial ownership.

(4) Includes 337,498 shares issuable upon exercise of options held by Mr. French that are vested and exercisable within 60 days of April 30, 2001.

(5) Includes (a) 150,000 shares issuable upon exercise of options held by Mr. Hackworth that are vested and exercisable within 60 days of April 30, 2001,
     (b) 7,588 shares held by Mr. Hackworth directly, and (c) 145,449 shares held by Mr. Hackworth as Trustee UTD dated August 1, 1988, of which Mr. Hackworth disclaims beneficial ownership.

(6) Includes (a) 25,000 shares issuable upon exercise of options held by Mr. Guzy that are vested and exercisable within 60 days of April 30, 2001, (b) 30,000 shares held by Mr. Guzy directly and (c) 132,782 shares held by Arbor Company, of which Mr. Guzy is President.

(7) Includes 44,439 shares issuable upon exercise of options held by Mr. Carlson that are vested and exercisable within 60 days of April 30, 2001.

(8) Includes (a) 99,998 shares issuable upon exercise of options held by Mr. Leeder that are vested and exercisable within 60 days of April 30, 2001, and (b) 500 shares owned jointly with Mr. Leeder's spouse, to which he claims beneficial ownership.

(9) Includes 51,664 shares issuable upon exercise of options held by Mr. Fay that are vested and exercisable within 60 days of April 30, 2001.

(10) Includes (a) 65,000 shares issuable upon exercise of options held by Mr. Dickinson that are vested and exercisable within 60 days of April 30, 2001, and (b) 3,088 shares held by the Robert V. and Sylvia A. Dickinson 1984 Family Trust.

(11) Includes (a) 20,000 shares issuable upon exercise of options held by Mr. Rhines that are vested and exercisable within 60 days of April 30, 2001, and (b) 6,000 shares held by Mr. Rhines' spouse, to which he claims beneficial ownership.

(12) Includes 17,292 shares issuable upon exercise of options held by Mr. Smith that are vested and exercisable within 60 days of April 30, 2001.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


     The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the fiscal year ended March 31, 2001. The table contains compensation for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended March 31, 2001, March 25, 2000 and March 27, 1999. No other executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the fiscal year ended March 31, 2001 has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                         COMPENSATION AWARDS
                                                                      -------------------------
                                                                      RESTRICTED     SECURITIES
NAME AND                                                                STOCK        UNDERLYING    ALL OTHER
PRINCIPAL POSITION                    YEAR   SALARY(1)    BONUS         AWARDS        OPTIONS     COMPENSATION
------------------                    ----   ---------   --------     ----------     ----------   ------------
David D. French                       2001   $ 415,394   $361,250(2)           0        300,000   $  9,044(3)
    President and Chief               2000     373,624    150,000(2)           0        125,000      6,237(4)
    Executive Officer                 1999     231,250    300,000(5)     250,000(6)     393,750      1,735(7)

Terry Leeder                          2001   $ 275,000   $195,642(8)           0         75,000   $  2,434(9)
    Vice President, Sales             2000     188,225    139,735(10)          0        150,000      2,000(11)
                                      1999          --         --              0              0         --

Robert V. Dickinson (12)              2001   $ 247,017   $157,473(13)          0         75,000   $  1,663(14)
    Vice President and General        2000     237,159         --              0         25,000      1,000(15)
    Manager, Optical Storage          1999     175,694    134,415              0         10,000      1,000(15)
    Division

Robert W. Fay                         2001   $ 240,000   $178,000(16)          0         70,000   $  2,108(17)
    Vice President and Chief          2000      87,104     50,000         20,000(18)     80,000     33,005(19)
    Financial Officer                 1999          --         --              0              0         --

Jason Carlson                         2001   $ 190,825   $750,139(20)          0         50,000   $ 59,116(21)
    Vice President and General        2000     185,228         --              0        102,254         --
    Manager, Crystal Products         1999          --         --              0              0         --
    Division

---------
(1) Amounts shown are before salary reductions resulting from employee contributions to the Cirrus Logic 401(k) Profit Sharing Plan. In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Officers, which are available generally to all salaried employees of the Company.

(2) Mr. French's bonuses for fiscal years 2000 and 2001 were paid from the Company's Variable Compensation Plan.

(3) This amount reflects an estimated $7,844 in interest that would have been paid by Mr. French to the Company had the interest payable by Mr. French on two promissory notes to the Company not been below market. The notes are discussed below under "Employment Contracts, Termination of Employment and Change in Control Arrangements." The Company estimates that the interest paid by Mr. French is approximately .5% below the market rate at the time the loans were made. In addition, this amount includes $1,200 in compensation attributable to Mr. French for benefits provided to his spouse.

(4) This amount reflects an estimated $6,237 in interest that would have been paid by Mr. French to the Company had the interest payable by Mr. French on two promissory notes to the Company not been below-market. The notes are discussed below under "Employment Contracts, Termination of Employment and Change in Control Arrangements." The Company estimates that the interest paid by Mr. French is approximately .5% below the market rate at the time the loans were made.

(5) Upon joining the Company in June 1998, Mr. French received a hiring bonus of $150,000. Mr. French's employment agreement guaranteed a minimum payment of $150,000 for the 1999 Variable Compensation Program. This amount was paid in May 1999.

(6) Pursuant to his employment agreement with the Company, Mr. French received a grant of 250,000 shares of restricted stock on June 25, 1998. These shares vested 100% on June 25, 1999.

(7) This amount reflects an estimated $1,735 in interest that would have been paid by Mr. French to the Company had the interest payable by Mr. French on two promissory notes to the Company not been below-market. The notes are discussed below under "Employment Contracts, Termination of Employment and Change in Control Arrangements." The Company estimates that the interest paid by Mr. French is approximately .5% below the market rate at the time the loans were made.

(8) This amount reflects commissions received by Mr. Leeder under the fiscal 2001 Sales Commission Plan.

(9) This amount includes $2,434 paid to Mr. Leeder's account in the Cirrus Logic 401(k) Plan.

(10) This amount includes a $50,000 bonus and $89,735 paid under the 2000 Sales Commission Plan.

(11) This amount includes $2,000 paid to Mr. Leeder's account in the Cirrus Logic 401(k) Plan.

(12) Mr. Dickinson's employment terminated on April 13, 2001.

(13) Mr. Dickinson's bonus for fiscal year 2001 was paid from the Company's Variable Compensation Plan.

(14) This amount includes $1,663 paid to Mr. Dickinson's account in the Cirrus Logic 401(k) Plan.

(15) This amount includes $1,000 paid to Mr. Dickinson's account in the Cirrus Logic 401(k) Plan.

(16) This amount includes a $25,000 signing bonus and $153,000 in payment of Mr. Fay's bonus for fiscal year 2001, which was paid from the Company's Variable Compensation Plan.

(17) This amount includes $2,108 paid to Mr. Fay's account in the Cirrus Logic 401(k) Plan.

(18) Mr. Fay received a grant of 20,000 shares of restricted stock on November 8, 1999. Half of these shares vested on November 8, 2000 and half of these shares will vest on November 8, 2001.

(19) This amount includes $32,005 in relocation expenses and $1,000 paid to Mr. Fay's account in the Cirrus Logic 401(k) Plan.

(20) This amount includes $628,488 in connection with certain milestones met by AudioLogic following its acquisition by the Company, and $121,651 paid from the Company's Variable Compensation Plan.

(21) This amount includes $57,235 in payment of Mr. Carlson's relocation expenses and $1,881 paid to Mr. Carlson's account in the Cirrus Logic 401(k) Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR


     The following table provides information with respect to options granted in the fiscal year ended March 31, 2001 to the Named Officers. All the grants were made under the Company's 1996 Option Plan. No stock appreciation rights were granted to the Named Officers during the fiscal year.


                                             INDIVIDUAL GRANTS
                          ----------------------------------------------------
                                        % OF TOTAL                              POTENTIAL REALIZABLE VALUE OF
                          NUMBER OF      OPTIONS                                  ASSUMED ANNUAL RATES OF
                          SECURITIES    GRANTED TO                               STOCK PRICE APPRECIATION
                          UNDERLYING    EMPLOYEES     EXERCISE                       FOR OPTION TERM
                           OPTIONS      IN FISCAL       PRICE       EXPIRATION  -----------------------------
NAME                       GRANTED       YEAR (1)     ($/SH)(2)      DATE (3)     5% (4)           10% (4)
----                      ----------    ----------    ---------     ----------  -----------      ------------
D. French ..............    150,000           2.7     $   16.13       5/24/10   $ 1,521,610      $ 7,802,725
                            150,000           2.7         32.56       10/2/10     3,071,521       15,750,573
T. Leeder ..............     50,000             *         16.69       04/3/10       524,812        2,691,206
                             25,000             *         32.56       10/3/10       511,920        2,625,095
R. Dickinson (5) .......     50,000             *         16.69       04/3/10       524,812        2,691,206
                             25,000             *         32.56       10/3/10       511,920        2,625,095
R. Fay .................     20,000             *         16.69       04/3/10       209,925        1,076,482
                             50,000             *         32.56       10/3/10     1,023,840        5,250,191
J. Carlson .............     50,000             *         32.56       10/3/10     1,023,840        5,250,191

--------
  *  indicates less than 1%

(1) Based on 6,699,139 shares underlying options granted to all employees during the fiscal year ended March 31, 2001, from the 1996 Option Plan.

(2) The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from the Company in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee.

(3) The option will become exercisable for 25% of the shares upon the optionee's completion of one year of service measured from the grant date and will become exercisable for the balance of the shares in 36 successive equal monthly installments upon his or her completion of each additional month of service thereafter.

(4) There can be no assurance provided to any executive officer or other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from those option grants which were made to the Named Officers with an exercise price equal to the fair market value of the option shares on the grant date.

(5) Mr. Dickinson's employment terminated on April 13, 2001. 337 shares were vested under his April 3, 2000 grant. All other shares were unvested and terminated on April 13, 2001.


AGGREGATED OPTIONS IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information with respect to option exercises in the fiscal year ended March 31, 2001 by the Named Officers and the value of their unexercised options at fiscal year end. No stock appreciation rights were held or exercised by the Named Officers as of the end of the fiscal year.

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING                VALUE OF UNEXERCISED IN-
                                                            UNEXERCISED OPTIONS             THE-MONEY OPTIONS AT
                                                             AT FISCAL YEAR END              FISCAL YEAR END(2)
                                                          -----------------------        --------------------------
                             SHARES         VALUE
                          ACQUIRED ON     REALIZED
                           EXERCISE        ($) (1)         VESTED       UNVESTED           VESTED         UNVESTED
                          -----------      --------       --------     ----------        ----------      ----------
D. French ..............       0              0            240,622        578,128        $1,308,382      $1,874,040
T. Leeder ..............       0              0             65,622        159,378           516,501         637,622
R. Dickinson ...........     20,000           205,600       40,000        120,000           230,000         285,938
                             40,000         1,487,800
R. Fay .................       0              0             26,664        133,336           101,657         203,344
J. Carlson .............       0              0             39,751        112,503           257,491         317,600

----------
(1) Based upon the market value of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2) Based upon the market value of the Company's common stock of $14.94 per share on March 31, 2001 (the last trading day of the fiscal year), less the exercise price.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     The Board of Directors named David D. French President and Chief Executive Officer on February 4, 1999. Prior to becoming Chief Executive Officer, Mr. French held the position of President and Chief Operating Officer since joining the Company in June 1998. The Company entered into a new employment agreement with Mr. French in April 2001, with a one-year term. During the term of the agreement, Mr. French will be provided with the following compensation: a minimum base salary of $450,000 per year, which was an increase from his salary of $425,000 during the previous fiscal year; Company-paid health care coverage for him and his eligible dependents; and an annual target bonus under the Company's Variable Compensation Program of up to 100% of his base salary. For the previous fiscal year, Mr. French received $361,250 in payment of his bonus under the Variable Compensation Plan. The Variable Compensation Program is presented below. Mr. French also received 250,000 shares of restricted stock, which vested in June 1999, as well as the following stock option grants in fiscal year 2001: (i) in May 2000, 150,000 shares at $16.13 per share, vesting over four years and (ii) in October 2000, 150,000 shares at $32.56 per share, vesting over four years.

     In the event (i) the Company terminates Mr. French's employment before April 24, 2002 other than for Cause (as defined below), or (ii) any successor to the Company fails or refuses to assume the employment agreement in accordance with its provisions, Mr. French shall be entitled to receive a single, lump-sum severance payment within fifteen (15) days of termination equal to his then current annual base salary. The Company would also be required to pay to Mr. French a lump-sum payment in an amount equivalent to the reasonably estimated costs he may incur to extend for a period of twelve (12) months under the COBRA continuation laws his group health and dental plans coverage in effect on the date of such termination. In addition, in such event of termination, Mr. French's options to purchase common stock would vest and would remain exercisable for a 180-day period following termination.

     For purposes of his employment agreement, the term "Cause" means (i) gross negligence or willful misconduct in the performance of duties to the Company after one written warning detailing the concerns and offering Mr. French opportunities to cure; (ii) material and willful violation of federal or state law; (iii) commission of any act of fraud with respect to the Company; (iv) conviction of a felony or a crime causing material harm to the standing and reputation of the Company; or (v) intentional and improper disclosure of the Company's confidential proprietary information. For purposes of his employment agreement, the determination of Cause shall be determined by the Board in its sole and absolute discretion.

     The Company extended two loans to Mr. French. The Company extended a bridge loan to Mr. French for the purchase of his principal residence in Texas. The bridge loan is for $721,899 and carries an interest rate of 5.64%. The loan is due and payable on September 1, 2013, or 180 days following the date of his resignation from the Company, whichever occurs first. In the event of his death or disability, the loan will be forgiven.

     The Company also advanced a loan of $750,000 to Mr. French, evidenced by a promissory note. The note carries a 5.82% interest rate and is secured by 90,000 shares of the Company's common stock held in escrow. The note and accrued interest are due and payable five years from the date of the note or upon termination of employment, voluntary or involuntary, by Mr. French.

EXECUTIVE MANAGEMENT SEVERANCE PLANS

     In April 1999, the Board of Directors adopted an Executive Management Severance Plan (the "1999 Severance Plan") providing for certain benefits to executive officers of the Company in the event that an executive is involuntarily terminated, other than for cause. Upon such event, the 1999 Severance Plan provides for salary continuation for a period no greater than six months. In addition, the 1999 Severance Plan provides for continued health coverage for a period of 18 months or until the executive accepts employment elsewhere. Outstanding stock options will continue to vest for six months or until the executive accepts employment elsewhere and the executive will have 12 months from his or her termination date to exercise vested options.

     In February 2001, the Compensation Committee approved an executive severance plan to take effect in the event of a termination of Mr. Ensley, Mr. Fay and/or Mr. Overly prior to or following a change of control of the Company. In the event of a termination of one of the named executives prior to or after a change of control of the Company, the terminated executive shall receive salary continuation until the earlier of (i) 12 months from his termination date or
(ii) his acceptance of future employment. In addition, the terminated executive will receive continued health coverage for 12 months (with such coverage becoming secondary coverage to the extent he receives comparable coverage from a new employer) and full vesting of any unvested stock options, with 180 days following termination to exercise the stock options. This plan terminates on December 31, 2001, unless renewed by the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of directors Hackworth, Rhines and Smith. None of these individuals was an officer or employee of the Company at any time during the fiscal year ended March 31, 2001. Mr. Hackworth served as the Company's President and Chief Executive Officer from 1985 until his resignation in 1999.

     No executive officer of the Company has ever served as a member of the board of directors or the compensation committee of another entity that has or has had at the time of his service or during the same fiscal year one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the President and Chief Executive Officer, and to establish the general compensation policies for these individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 1996 Option Plan.

     The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. We are engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

GENERAL COMPENSATION POLICY

     The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance. These opportunities are designed to be competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of annual financial performance goals and (iii) long-term incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

     The Committee sets compensation levels for executives based on a review of competitive information. Competitive compensation information is gathered from published surveys of high technology company compensation levels (the "Survey Group") and from proxy statements of particular companies that are considered generally comparable to the Company (the "Proxy Group"). The Proxy Group includes companies used in the peer performance graph, as well as other semiconductor or high technology companies that are high growth, profitable, and similar in revenue size to the Company. Recommendations by Company management are examined in light of this information, with the intention of establishing and maintaining competitive compensation levels.

     In general, the Company has attempted to establish a strong relationship between total cash compensation, the Company's performance, and individual performance by maintaining base salaries at approximately the 50th percentile of the Survey Group and Proxy Group data, and providing additional incentive opportunities so that total cash compensation (salary plus bonus) approaches 50th percentile levels when the Company's performance is near the middle of the semiconductor companies in the Proxy Group, and has the potential to pay in the 75th percentile level for commensurate levels of performance.

FACTORS

     The principal factors that were taken into account in establishing each executive officer's compensation package for the fiscal year ended March 31, 2001 are described below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

BASE SALARY

     In setting base salaries, the Compensation Committee reviewed the data obtained from the Survey Group and the Proxy Group. The base salary for each officer reflects the salary levels for comparable positions within this comparative group of companies, as well as each individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers. For the fiscal year ended March 31, 2001, in accordance with the Company's compensation philosophy, the base salary rates of the executive officers were generally comparable to the 50th percentile levels of the Survey Group and Proxy Group.

ANNUAL INCENTIVES

     The Variable Compensation Plan (the "VCP") is designed to motivate and reward the executive officers by making a significant portion of their cash compensation directly dependent upon achieving predetermined corporate and/or business unit financial goals. For fiscal 2001, the Company used a one-year performance bonus plan based on operating profit targets. The VCP pool is calculated as a percentage of the operating targets achieved multiplied by the base pool for all employees eligible to participate in the plan and is capped at a percentage of annual operating profit. Cash payments due are paid after the end of the performance period for services rendered and for performance levels achieved during the performance period.

LONG-TERM INCENTIVES

     Generally, stock option grants are made annually by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a defined period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. In the fiscal year ended March 31, 2001, stock options for the executive officers were granted upon recommendation of management and approval of the Compensation Committee within guidelines approved by the Board of Directors, and were granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant.

     The size of the option grant to each executive officer, including the President and Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, current performance, anticipated future contribution based on that performance, and ability to affect corporate and/or business unit results. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

PRESIDENT AND CEO COMPENSATION

     The Compensation Committee reviews the President and Chief Executive Officer's base salary annually, considering Company performance, individual performance, and external pay practices. In setting the total compensation payable to the Company's CEO for the fiscal year ended March 31, 2001, the Compensation Committee sought to make that compensation competitive with the compensation paid to chief executive officers of the companies in the Survey Group and the Proxy Group, while at the same time assuring that a significant percentage of compensation was tied to Company performance and stock price appreciation. As is the case for other executives of the Company, the Company's executive pay program as it relates to the Chief Executive Officer is highly leveraged toward variable compensation plans that reward achievement of pre-determined corporate goals and objectives.

     In April 2001, the Compensation Committee increased Mr. French's annual base salary to $450,000 from $425,000 in recognition of his personal performance as CEO of the Company and with the objective of maintaining his base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers. With respect to Mr. French's base salary, it is the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. For the fiscal year ended March 31, 2001, Mr. French's base salary was approximately at the median of the base salary levels of other chief executive officers at the companies in the Survey Group and the Proxy Group.

     The remaining components of Mr. French's 2001 fiscal year compensation were primarily dependent upon corporate performance. Mr.

French was eligible for a cash bonus for the 2001 fiscal year of up to $425,000 conditioned on the Company's attainment of operating profit goals. He received $361,250 in May 2001. The Compensation Committee awarded a stock option grant of 150,000 shares at $16.13 per share in May 2000 and a grant of 150,000 shares at $32.56 in October 2000, each with four-year vesting, in order to provide him with an equity incentive to continue contributing to the financial success of the Company. The grants will have value for Mr. French only if the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the fiscal year ended March 25, 2000 did not exceed the $1 million limit per officer. It is the Committee's objective that, so long as it is consistent with its overall business, compensation and retention objectives, the Company will, to the extent reasonable, endeavor to keep executive compensation deductible for federal income tax purposes.

     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

Walden C. Rhines, Chairman
Michael L. Hackworth
Robert H. Smith


                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Audit Committee is comprised solely of independent directors, as defined by the NASD rules, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit A. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

     The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     The Committee serves an oversight role to the Board of Directors in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Committee's members in business, financial and accounting matters. The Committee members are not professional auditors or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Committee certify that the independent auditors are "independent" under applicable rules.

     In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP. Management represented to the Audit Committee that the audited financial statements of Cirrus Logic contained in the Company's Annual Report to Stockholders for the year ended March 31, 2001, were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Ernst & Young LLP matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

     The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with Ernst & Young LLP the firm's independence.

     Based upon the Audit Committee's discussions with management and the independent auditors, and the Audit Committee's review of the representations of management, and the report of the independent auditors to the Audit Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in Cirrus Logic's Annual Report on Form 10-K for the year ended March 31, 2001, as filed with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Company's Board of Directors:

Robert H. Smith, Chairman
D. James Guzy
Harold J. Raveche

AUDIT AND RELATED FEES

     Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst &Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

     Fees for the last annual audit were $600,000, and all other fees were $1,399,000, including audit-related services of $530,000 and nonaudit services of $869,000. Audit-related services generally include fees for statutory audits, business acquisitions, accounting consultations and SEC registration statements. Nonaudit services primarily include tax services.

     The Audit Committee has considered whether the services provided under all other fees are compatible with maintaining Ernst & Young LLP's independence.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There has not been any transaction or series of similar transactions in the past fiscal year to which Cirrus Logic or any of its subsidiaries was a party in which the amount involved exceeded $60,000 and in which any director, executive officer or holder of more than 5% of the common stock of Cirrus Logic or any member of the immediate family of any of the foregoing persons had a direct or indirect material interest other than the compensation agreements, which are described where required in "Executive Compensation and Other Information."

                          STOCK PRICE PERFORMANCE GRAPH

     The following graph shows a comparison of five-year cumulative total stockholder return, calculated on a dividend reinvestment basis, for Cirrus Logic, the S&P 500 Composite Index (the "S&P 500"), and the Semiconductor Subgroup of the S&P Electronics Index (the "Semiconductors Index").

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                  among Cirrus Logic, Inc., the S&P 500 Index
                 and the S&P Electronics (Semiconductors) Index

                                    [GRAPH]

  * $100 invested on 3/31/96 in Cirrus Logic common stock, index or peer group, including reinvestment of dividends, if any.
 ** Based on fiscal year ending March 31.

                                                               Cumulative Total Return (%)
                                     ------------------------------------------------------------------------------
                                      1996          1997          1998           1999          2000           2001
Cirrus Logic                         100.00         67.13         56.06          35.29        101.04          82.70
Standard & Poor's 500                100.00        119.82        177.34         210.07        247.77         194.06
S&P Electronics (Semi-               100.00        212.23        231.75         350.97        867.43         233.49
  conductors)

Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the last fiscal year, the following officers had late filings of their beneficial ownership: Craig H. Ensley (one Form 5 to report previous option grants and one Form 4 to report 2 option exercises); David D. French (one Form 5 to report prior option grants); D. James Guzy (one Form 5 to report one option grant); Michael L. Hackworth (two Forms 4 to report a total of eight same-day sales); Robert A. Kromer (one Form 3 to report options granted prior to his becoming subject to Section 16); Terry M. Leeder (three Forms 4 to report three option grants and one stock purchase); Matthew R. Perry (one Form 5 to report two option grants and one Form 4 to report one stock sale); Robert H. Smith (one Form 5 to report one option grant); Steven E. Thompson (one Form 3 to report options granted prior to his becoming subject to Section 16); Robert V. Dickinson (one Form 4 to report three same-day sales); Thomas M. Dille (one Form 3 to report his holdings as of the date he became subject to Section 16, one Form 5 to report two option grants, and one Form 4 to report four option grants); Woody P. Endsley (one Form 3 to report he was subject to Section 16 and one Form 4 to report an option grant); Gerald R. Gray (one Form 3 to report his holdings and options granted prior to his becoming subject to Section 16 and one Form 4 to report two option grants); John L. Melanson (one Form 3 to report his holdings and options granted prior to becoming subject to Section 16 and one Form 4 to report a stock purchase); J.P. Violette (one Form 3 to report his holdings and options granted prior to becoming subject to Section 16 and one Form 4 to report one stock sale and two same-day sales); and Alfred Teo (one Form 5 to report one option grant and one Form 4 to report the stock repurchased by the Company).


                                  ANNUAL REPORT


     A copy of the Annual Report of the Company for the fiscal year ended March 31, 2001 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

                                    FORM 10-K

     WE FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT JUNE 22, 2001. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT, WITHOUT CHARGE AT www.cirrus.com, OR MAY REQUEST A COPY OF THE REPORT FROM OUR INVESTOR RELATIONS DEPARTMENT BY TELEPHONE AT (510) 226-2112, BY EMAIL AT invest@corp.cirrus.com OR BY WRITING TO THE VICE PRESIDENT OF CORPORATE COMMUNICATIONS, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 4210 S. INDUSTRIAL DRIVE, AUSTIN, TX 78744.


                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    David D. French
                                    President and Chief Executive Officer

Austin, Texas
June 20, 2001

                                    EXHIBIT A

                               CIRRUS LOGIC, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

STATEMENT OF POLICY

The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the Committee's members in business, financial and accounting matters. The Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules.

ORGANIZATION

The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors who are independent of management and the Company. A Chairperson and the Committee members shall be elected annually by the affirmative vote of at least a majority of the Board of Directors.

All members of the Committee shall be considered independent if they comply with the independence rules of the National Association of Securities Dealers.

All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

MEETINGS

The Committee shall meet at least two times annually, or more frequently as necessary or appropriate. The Committee shall meet at least annually (or more frequently as appropriate) with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or its Chairperson shall meet quarterly with the independent accountants and management to review the Company's financial statements consistent with Section 4 below. The Committee shall report on a regular basis its activities to the Board and shall make such recommendations to the Board as it deems appropriate.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

The Committee is not expected to audit the Company, to define the scope of the audit, to control the Company's accounting practices, or to define the standards to be used in preparing the Company's financial statements. Company management is responsible for preparing the financial statements and the independent accounts are responsible for auditing those statements.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The Committee shall:

1. Evaluate, review, and recommend to the Board the selection (or, where appropriate, replacement) of the Company's independent auditors, subject to stockholders' approval.

2. Provide guidance to, and receive reports from, the Company's independent auditors and financial management.

3. Review the interim financial statements and earnings release with management and the independent auditors prior to filing the Company's Quarterly Reports on Form 10-Q. The Chairperson may represent the entire Committee for purposes of this review.

4. Discuss the results of the annual audit and quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

5. Review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, and provide judgments about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

6. Prepare a report to be included in the Company's proxy statement for each annual meeting that discloses whether the Committee (i) has reviewed and discussed the audited financial statements with management; has discussed Statement on Auditing Standards 61 ("SAS 61") (Communicating with Audit Committees) and Independence Standards Board Standard No. 1 (Auditor Independence) with the independent accountants; and (ii) has recommended to the Board that the consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year.

7. Meet annually with the independent auditors to review the scope, proposed audit fees and related detail of the forthcoming annual year-end audit to be conducted by the independent auditors. Review the extent of "non-audit" services and related fee proposals that may be requested from the independent auditors from time to time.

8. Discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, as well as legal and ethical compliance programs.

9. Evaluate the professional competency of the financial staff and the internal auditors, as well as the quality of their performance in discharging their respective responsibilities.

10. Consult with management in an effort to resolve areas of questionable performance or deficiencies in structure or personnel.

11. Discuss with the independent auditors the auditors' independence from management and the Company, including matters in the written disclosures required by the Independence Standards Board.

12. Review this Charter annually and recommend to the Board appropriate changes to it. In addition, confirm that the Charter is included as an appendix to the annual stockholders' meeting proxy statement at least every three years, or promptly after any significant amendment to it.

     [CIRRUS LOGIC LOGO]                        [CIRRUS LOGIC LOGO]



  ANNUAL MEETING OF STOCKHOLDERS            ANNUAL MEETING OF STOCKHOLDERS
        OMNI AUSTIN HOTEL                          OMNI AUSTIN HOTEL
            SOUTH PARK                                SOUTH PARK
        4140 GOVERNORS ROW                        4140 GOVERNORS ROW
       AUSTIN, TEXAS 78744                        AUSTIN, TEXAS 78744
          JULY 25, 2001                              JULY 25, 2001
            1:00 P.M.                                  1:00 P.M.

            ADMIT ONE                                  ADMIT ONE

                                  DETACH HERE



                                     PROXY

                               CIRRUS LOGIC, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 PROXY FOR 2001 ANNUAL MEETING OF STOCKHOLDERS


    The undersigned stockholder of CIRRUS LOGIC, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 20, 2001, and the Company's Annual Report for the fiscal year ending March 31, 2001, and hereby appoints Robert W. Fay, Steven D. Overly and Stephanie Lucie, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of CIRRUS LOGIC, INC., to be held on July 25, 2001 at 1:00 p.m. local time at the Omni Austin Hotel South Park, 4140 Governor's Row, Austin, Texas 78744 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                  SIDE
-----------                                                          -----------

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, AND FOR PROPOSALS 2, 3, 4 AND 5.

     1. Election of Directors.
        NOMINEES: (01) David D. French, (02) D. James Guzy, (03) Michael L.
        Hackworth, (04) Suhas S. Patil, (05) Walden C. Rhines and (06) Robert H.
        Smith

               FOR ALL [ ]         [ ] WITHHELD AS
               NOMINEES                  TO ALL
                                        NOMINEES

        [ ]
            --------------------------------------
            For All Nominees Except As Noted Above

     2. To approve an amendment to the 1996
        Stock Plan, increasing the number of   FOR  AGAINST  ABSTAIN
        shares of Common Stock available for   [ ]    [ ]      [ ]
        grant under the plan by 3,300,000
        shares.

     3. To approve an amendment to the Cirrus
        Logic 1990 Directors' Stock Plan,
        increasing the number of shares
        of Common Stock available for          [ ]    [ ]      [ ]
        grant under the plan by 150,000
        shares.

     4. To approve an amendment to the Cirrus
        Logic Second Amended and Restated
        1989 Employee Stock Purchase Plan,
        increasing the number of shares        FOR  AGAINST  ABSTAIN
        of Common Stock available to           [ ]    [ ]      [ ]
        purchase under the plan by 200,000
        shares.

     5. To ratify the appointment of Ernst &   [ ]    [ ]      [ ]
        Young LLP as independent auditors of
        the Company.

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.


     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]


Signature:                    Date:            Signature:                    Date:
           ------------------       ----------            ------------------       ----------

=================
VOTE BY TELEPHONE
=================

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).


----------------------------------------------------
Follow these four easy steps:

     1. Read the accompanying Proxy
        Statement/Prospectus and Proxy Card.

     2. Call the toll-free number
        1-877-PRX-VOTE (1-877-779-8683).

     3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

     4. Follow the recorded instructions.

----------------------------------------------------

YOU VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!



================
VOTE BY INTERNET
================

It's fast, convenient, and your vote is immediately confirmed and posted.


----------------------------------------------------
Follow these four easy steps:

     1. Read the accompanying Proxy
        Statement/Prospectus and Proxy Card.

     2. Go to the Website
        http://www.eproxyvote.com/crus

     3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

     4. Follow the instructions provided.

----------------------------------------------------


YOU VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/crus anytime!


DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET



                                  DETACH HERE